BY-LAWS

OF

SUNPOWER CORPORATION

(a Delaware corporation)

As Amended and Restated on November 3, 2017

TABLE OF CONTENTS

ARTICLE I Offices		1
1.1	Principal Office	1
1.2	Additional Offices	1
ARTICLE II Meeting of Stockholders		1
2.1	Place of Meeting	1
2.2	Annual Meeting	1
2.3	Special Meetings	2
2.4	Notice of Meetings	2
2.5	Business Matter of an Annual Meeting	2
2.6	Business Matter of a Special Meeting	4
2.7	Nomination of Directors	4
2.8	List of Stockholders	6
2.9	Organization and Conduct of Business	6
2.10	Quorum and Adjournments	6
2.11	Voting Rights	6
2.12	Majority Vote	7
2.13	Record Date for Stockholder Notice and Voting	7
2.14	Proxies	7
2.15	Inspectors of Election	8
2.16	Power of Stockholders to Act by Written Consent	8
ARTICLE III Directors		8
3.1	Number; Qualifications; Election	8
3.2	Resignation and Vacancies	9
3.3	Removal of Directors	9
3.4	Powers	9
3.5	Place of Meetings	10
3.6	Annual Meetings	10
3.7	Regular Meetings	10
3.8	Special Meetings	10
3.9	Quorum and Adjournments	10
3.10	Action Without Meeting	11
3.11	Telephone Meetings	11
3.12	Waiver of Notice	11
3.13	Fees and Compensation of Directors	11
ARTICLE IV Committees of Directors		11
4.1	Selection	11
4.2	Power	12
4.3	Committee Minutes	12
ARTICLE V Officers		12
5.1	Officers Designated	12
5.2	Appointment of Officers	12

SUNPOWER CORPORATION
BY-LAWS
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5.3	Subordinate Officers	13
5.4	Removal and Resignation of Officers	13
5.5	Vacancies in Offices	13
5.6	Compensation	13
5.7	The Chairman of the Board	13
5.8	The Chief Executive Officer	13
5.9	The President	14
5.10	The President of Business Units and the Vice President	14
5.11	The Secretary	14
5.12	The Assistant Secretary	15
5.13	The Chief Financial Officer	15
5.14	The Treasurer	15
5.15	The Assistant Treasurer	15
5.16	The Chief Operating Officer	16
5.17	Representation of Shares of Other Corporations	16
ARTICLE VI Indemnification of Directors, Officers, Employees and Other Agents		16
6.1	Indemnification of Directors And Officers	16
6.2	Indemnification of Others	16
6.3	Payment Of Expenses In Advance	17
6.4	Indemnity Not Exclusive	17
6.5	Insurance	17
6.6	Conflicts	17
6.7	Amendment	17
ARTICLE VII Stock Certificates		18
7.1	Certificates for Shares	18
7.2	Signatures on Certificates	18
7.3	Transfer of Stock	18
7.4	Registered Stockholders	18
7.5	Lost, Stolen or Destroyed Certificates	19
ARTICLE VIII Notices		19
8.1	Notice	19
8.2	Waiver	19
ARTICLE IX General Provisions		19
9.1	Dividends	19
9.2	Dividend Reserve	19
9.3	Checks	20
9.4	Corporate Seal	20
9.5	Execution of Corporate Contracts and Instruments	20
9.6	Books and Records	20
ARTICLE X Amendments		20

SUNPOWER CORPORATION
BY-LAWS
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BY-LAWS

OF

SUNPOWER CORPORATION

(a Delaware corporation)

ARTICLE I

OFFICES
1.1    Principal Office. The Board (the “Board”) shall fix the location of the principal executive office of the Corporation at any place within or outside the State of Delaware.
1.2    Additional Offices. The Board may at any time establish branch or subordinate offices at any place or places.
ARTICLE II

MEETING OF STOCKHOLDERS
2.1    Place of Meeting. Meetings of stockholders may be held at such place, either within or without Delaware, as determined by the Board. The Board may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Delaware law. If authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication: (i) participate in a meeting of stockholders; and (ii) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (B) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (C) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.
2.2    Annual Meeting. Annual meetings of stockholders shall be held at such date and time as shall be designated from time to time by the Board and stated in the notice of the meeting. At such annual meetings, the stockholders shall elect directors and transact such other business as may properly be brought before the meetings pursuant to Sections 2.5 and 2.6.
2.3    Special Meetings. Special meetings of the stockholders may be called for any purpose or purposes, unless otherwise prescribed by statute or by the Restated Certificate of Incorporation of the Corporation (the “Restated Certificate of Incorporation”), at the request of the Board, the Chairman of the Board, or the Chief Executive Officer. The Secretary shall call a special meeting of stockholders promptly following receipt by the Chief Executive Officer or the Chief Financial Officer of written notice from any member of the Terra Group (as such term is defined in the Affiliation Agreement by and between the Corporation and Total Gas & Power USA, SAS (“Terra”), dated April 28, 2011 (and as may be amended from time to time, the “Affiliation Agreement”)) solely for the purpose of considering and voting on a proposal to effect (i) a Terra Merger (as defined in the Affiliation Agreement), to be effected pursuant to and in accordance with the terms of Section 2.1(a) of the Affiliation Agreement, together with any stockholder approval as is required by law in connection with such Terra Merger, or (ii) a Transferee Merger (as such term is defined in the Affiliation Agreement) to be effected pursuant to and in accordance with Section 2.3(a) of the Affiliation Agreement, together with any stockholder approval as is required by law in connection with such Transferee Merger. Other than as set forth in this Section 2.3, the ability of stockholders to call a special meeting is specifically denied.
2.4    Notice of Meetings. Written notice of stockholders’ meetings, stating the place, if any, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than ten (10), nor more than sixty (60), days prior to the meeting.
When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, if any, date and time thereof and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.
2.5    Business Matter of an Annual Meeting. Only such business (other than nominations for election to the Board, which must comply with the provisions of Section 2.7) may be transacted at an annual meeting of stockholders as is (a) specified in the notice (or any supplement thereto) given by or at the direction of the Board (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board (or any duly authorized committee thereof), or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.5 and on the record date for the determination of stockholders entitled to notice of and to vote at such annual meeting, and (ii) who complies with the notice procedures set forth in this Section 2.5.
In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.
To be timely, a stockholder's notice to the Secretary must be delivered to or be mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within twenty five (25) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure (as defined below) of the date of the annual meeting was made, whichever first occurs. In no event shall the public disclosure of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.
To be in proper written form, a stockholder's notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting and as to the stockholder giving the notice and any Stockholder Associated Person (as defined below), (i) the name and record address of such person, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such person, (iii) the nominee holder for, and number of, shares owned beneficially but not of record by such person, (iv) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any derivative or short positions, profit interests, options or borrowed or loaned shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such person with respect to any share of stock of the Corporation, (v) to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the proposal of business on the date of such stockholder's notice, (vi) a description of all arrangements or understandings between or among such persons in connection with the proposal of such business by such stockholder and any material interest in such business, and (vii) a representation that the stockholder giving the notice intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. Any information required pursuant to this paragraph shall be supplemented by the stockholder giving the notice not later than ten (10) days after the record date for the meeting as of the record date.
No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.5 (including the provision of the information required pursuant to the immediately preceding paragraph); provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.5 shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.
For purposes of Sections 2.5 and 2.7 hereof:
“public disclosure” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
“Stockholder Associated Person” of any stockholder shall mean (i) any person acting in concert, directly or indirectly, with such stockholder and (ii) any person controlling, controlled by or under common control with such stockholder or any Stockholder Associated Person.
2.6    Business Matter of a Special Meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.
2.7    Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Restated Certificate of Incorporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (a) by or at the direction of the Board (or any duly authorized committee thereof) or (b) directly by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.7 and on the record date for the determination of stockholders entitled to notice of and to vote at such meeting, and (ii) who complies with the notice procedures set forth in this Section 2.7.
In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.
To be timely, a stockholder's notice to the Secretary must be delivered to or be mailed and received at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within twenty five (25) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure (as defined in Section 2.5) of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs. In no event shall the public disclosure of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.
To be in proper written form, a stockholder’s notice to the Secretary must set forth as to each person whom the stockholder proposes to nominate for election as a director and as to the stockholder giving the notice and any Stockholder Associated Person (as defined in Section 2.5) (i) the name, age, business address, residence address and record address of such person, (ii) the principal occupation or employment of such person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such person, (iv) any information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, (v) the nominee holder for, and number of, shares owned beneficially but not of record by such person, (vi) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any derivative or short positions, profit interests, options or borrowed or loaned shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such person with respect to any share of stock of the Corporation, (vii) to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election or reelection as a director on the date of such stockholder's notice, (viii) a description of all arrangements or understandings between or among such persons pursuant to which the nomination(s) are to be made by the stockholder and any relationship between or among the stockholder giving notice and any Stockholder Associated Person, on the one hand, and each proposed nominee, on the other hand, and (ix) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice. Any information required pursuant to this paragraph shall be supplemented by the stockholder giving the notice not later than ten (10) days after the record date for the meeting as of the record date. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder's understanding of the independence, or lack thereof, of such nominee.
No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.7 (including the provision of the information required pursuant to the immediately preceding paragraph). If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.
2.8    List of Stockholders. The officer in charge of the stock ledger of the Corporation or the transfer agent shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.
2.9    Organization and Conduct of Business. The Chairman of the Board or, in his or her absence, the Chief Executive Officer of the Corporation or, in their absence, such person as the Board may have designated or, in the absence of such a person, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary and Assistant Secretary of the Corporation, the Secretary of the meeting shall be such person as the Chairman appoints.
The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seems to him or her in order.
2.10    Quorum and Adjournments. Except where otherwise provided by law or in the Restated Certificate of Incorporation or these By-laws, the holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented in proxy, shall constitute a quorum at all meetings of the stockholders. The stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.
2.11    Voting Rights. Unless otherwise provided in the Restated Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder.
2.12    Majority Vote. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the Restated Certificate of Incorporation or of these By-laws, a different vote is required, in which case such express provision shall govern and control the decision of such question.
2.13    Record Date for Stockholder Notice and Voting.
(a)    In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty or fewer than ten days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.
(b)    In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution, or allotment of any rights, or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of capital stock, or for the purpose of any other lawful action, except as may otherwise be provided in these By-laws, the Board may fix a record date. Such record date shall not precede the date upon which the resolution fixing such record date is adopted, and shall not be more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be the close of business on the day on which the Board adopts the resolution relating thereto.
2.14    Proxies. Every person entitled to vote for directors or on any other matter shall have the right to do so, either in person or by one or more agents authorized by a written proxy signed by such person and filed with the Secretary of the Corporation. A proxy shall be deemed signed if the stockholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, electronic transmission or otherwise) by the stockholder or the stockholder’s attorney-in-fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (a) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the Corporation stating that the proxy is revoked or by a subsequent proxy executed by the maker of the proxy, or by that person’s attendance and vote at the meeting; or (b) written notice of the death or incapacity of the maker of that proxy is received by the Corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven months from the date of the proxy, unless otherwise provided in the proxy.
2.15    Inspectors of Election. Before any meeting of stockholders, the Board may appoint any person other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the chairman of the meeting may, and on the request of any stockholder or a stockholder’s proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more stockholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may, and upon the request of any stockholder or a stockholder’s proxy shall, appoint a person to fill that vacancy or to act in place of such inspector.
2.16    Power of Stockholders to Act by Written Consent. Until the first time that Total Solar International SAS France, a société par actions simplifiée organized under the laws of the Republic of France (along with all predecessor entities and any successor entity, “Total”), together with the Terra Controlled Corporations (as defined in the Affiliation Agreement) fifty percent (50%) or less of the Total Current Voting Power (as defined in the Affiliation Agreement) of the Corporation then in effect (the “Total Stockholder Approval Period”), all actions required to be taken at any annual or special meeting may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and shall be delivered to the Corporation by delivery to its registered office, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings or stockholders are recorded. Following the Total Stockholder Approval Period, no action required or permitted to be taken at any annual or special meeting of the stockholders of the Corporation may be taken without a meeting and the power of the stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.
ARTICLE III

DIRECTORS
3.1    Number; Qualifications; Election. The Board shall consist of the number of directors as shall be determined from time to time by resolution adopted by the affirmative vote of the majority of the entire Board at any regular or special meeting.
The Board shall be divided into three classes, designated Class I, Class II, and Class III, as nearly equal in number as possible. Additional directorships resulting from an increase in number of directors shall be apportioned among the classes as equally as possible. The initial term of office of directors of Class I shall expire at the annual meeting of stockholders to be held in 2012, the initial term of office of directors of Class II shall expire at the annual meeting of stockholders to be held in 2013, and the initial term of office of directors of Class III shall expire at the annual meeting of stockholders to be held in 2014, the term of office of each director of each Class shall expire at the third succeeding annual meeting of stockholders following the election of such Class of directors, and in all cases as to each director until his or her successor shall be elected and shall qualify or until his or her earlier resignation, removal from office, death or incapacity. At each annual meeting of stockholders the number of directors equal to the number of directors of the class whose term expires at the time of such meeting (or, if less, the number of directors properly nominated and qualified for election) shall be elected to hold office until the third succeeding annual meeting of stockholders after their election. All elections of directors shall be by written ballot, unless otherwise provided in the Restated Certificate of Incorporation; if authorized by the Board, such requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxy holder.
3.2    Resignation and Vacancies. A vacancy or vacancies in the Board, however occurring, shall be filled in the manner specified in the Restated Certificate of Incorporation. If the Board accepts the resignation of a director tendered to take effect at a future time, the Board shall have power to elect a successor to take office when the resignation is to become effective, subject to the requirements of Section 3.1. If there are no directors in office, then an election of directors may be held in the manner provided by statute. In the event of a vacancy in the Board, the remaining directors, except as otherwise provided by law, the Corporation’s Restated Certificate of Incorporation or these By-laws, may exercise the powers of the full Board until the vacancy is filled.
3.3    Removal of Directors. Any director or the entire Board may be removed from office by stockholders in the manner specified in the Restated Certificate of Incorporation.
3.4    Powers. Subject to the provisions of the Delaware General Corporation Law and the Corporation’s Restated Certificate of Incorporation, the business of the Corporation shall be managed by or under the direction of the Board which may exercise all such powers of the Corporation and do all such lawful acts and things which are not by statute or by the Restated Certificate of Incorporation or by these By-laws directed or required to be exercised or done by the stockholders.
Without prejudice to these general powers, the directors shall have the power to:
(a)    Select and remove all officers, agents, and employees of the Corporation; prescribe any powers and duties for them that are consistent with law, with the Restated Certificate of Incorporation, and with these By-laws and fix their compensation;
(b)    Confer upon any office the power to appoint, remove and suspend subordinate officers, employees and agents;
(c)    Change the principal executive office or the principal business office in the State of California, or any other state, from one location to another; cause the Corporation to be qualified to do business in any other state, territory, dependency or country, and conduct business within or without the State of California; and designate any place within or without the State of California for the holding of any stockholders meeting, or meetings, including annual meetings;
(d)    Adopt, make, and use a corporate seal; prescribe the forms of certificates of stock; and alter the form of the seal and certificates;
(e)    Authorize the issuance of shares of stock of the Corporation on any lawful terms;
(f)    Borrow money and incur indebtedness on behalf of the Corporation, and cause to be executed and delivered for the Corporation’s purposes, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecation and other evidences of debt and securities;
(g)    Declare dividends from time to time in accordance with law;
(h)    Adopt from time to time such stock option, stock purchase, bonus or other compensation plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine; and
(i)    Adopt from time to time policies not inconsistent with these By-laws for the management of the Corporation’s business and affairs.
3.5    Place of Meetings. The Board may hold meetings, both regular and special, either within or without the State of Delaware.
3.6    Annual Meetings. The annual meeting of the Board shall be held immediately following the annual meeting of stockholders, and no notice of such meeting shall be necessary to the Board, provided a quorum shall be present. The annual meetings shall be for the purposes of organization, for an election of officers, and for the transaction of other business.
3.7    Regular Meetings. Regular meetings of the Board may be held without notice at such time and place as may be determined from time to time by the Board.
3.8    Special Meetings. Special meetings of the Board may be called by the Chairman of the Board, the Chief Executive Officer or any two members of the Board, upon at least one (1) day’s notice to each director.
3.9    Quorum and Adjournments. At all meetings of the Board, a majority of the directors then in office shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may otherwise be specifically provided by law or by the Restated Certificate of Incorporation. If a quorum is not present at any meeting of the Board, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting at which the adjournment is taken, until a quorum shall be present. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved of by at least a majority of the required quorum for that meeting.
3.10    Action Without Meeting. Unless otherwise restricted by the Restated Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.
3.11    Telephone Meetings. Unless otherwise restricted by the Restated Certificate of Incorporation or these By-laws, any member of the Board or of any committee may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.
3.12    Waiver of Notice. Notice of a meeting need not be given to any director who signs a waiver of notice or provides a waiver by electronic transmission or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, either prior thereto or at its commencement, the lack of notice to such director. All such waivers, consents and approvals or any waiver by electronic transmission shall be filed with the corporate records or made a part of the minutes of the meeting.
3.13    Fees and Compensation of Directors. Unless otherwise restricted by the Restated Certificate of Incorporation or these By-laws, the Board shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board, and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor; provided, that, no person who concurrently serves as a member of the Board and also serves as an officer of the Corporation shall receive additional compensation from the Corporation, other than the reimbursement of expenses, for service on the Board. Members of special or standing committees may be allowed like compensation for attending committee meetings.
ARTICLE IV

COMMITTEES OF DIRECTORS
4.1    Selection. The Board may, by resolution passed by a majority of the entire Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The Board may appoint a chairman of any committee or delegate the authority to appoint a chairman to the members of such committee.
In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.
4.2    Power. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Restated Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board as provided in section 151(a) of the General Corporation Law of Delaware, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of dissolution, removing or indemnifying directors or amending the By-laws of the Corporation; and, unless the resolution or the Restated Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board.
4.3    Committee Minutes. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.
ARTICLE V

OFFICERS
5.1    Officers Designated. The officers of the Corporation shall be chosen by the Board and shall be a Chief Executive Officer, a Secretary and a Chief Financial Officer. The Board may also choose a Chairman of the Board, President, Chief Operating Officer, President or Presidents of one or more business units, Treasurer, one or more Assistant Treasurers, one or more Vice Presidents (including Executive Vice Presidents or Senior Vice Presidents) and one or more Assistant Secretaries. Any number of offices may be held by the same person, unless the Restated Certificate of Incorporation or these By-laws otherwise provide.
5.2    Appointment of Officers. The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 or 5.5 hereof, shall be appointed by the Board, and each shall serve at the pleasure of the Board, subject to the rights, if any, of an officer under any contract of employment.
5.3    Subordinate Officers. The Board or any duly authorized committee may appoint, and may empower the Chief Executive Officer to appoint, such other officers and agents as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the By-laws or as the Board or duly authorized committee may from time to time determine.
5.4    Removal and Resignation of Officers. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board or authorized committee, at any regular or special meeting of the Board or such committee, or, except in case of an officer chosen by the Board or authorized committee, by any officer upon whom such power of removal may be conferred by the Board or authorized committee.
Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.
5.5    Vacancies in Offices. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these By-laws for regular appointment to that office.
5.6    Compensation. The salaries of all officers of the Corporation shall be fixed from time to time by the Board, and no officer shall be prevented from receiving a salary because he is also a director of the Corporation.
5.7    The Chairman of the Board. If the Board appoints a Chairman of the Board, such Chairman shall, when present, preside at all meetings of the stockholders and the Board. The Chairman shall perform such duties and possess such powers as are customarily vested in the office of the Chairman of the Board or as may be vested in the Chairman by the Board.
5.8    The Chief Executive Officer. Subject to such supervisory powers, if any, as may be given by the Board to the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the stockholders and in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board are carried into effect. He or she shall execute bonds, mortgages and other contracts, and if requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the Corporation.
5.9    The President. The President shall, in the event there be no Chief Executive Officer or in the absence of the Chief Executive Officer or in the event of his or her disability or refusal to act, perform the duties of the Chief Executive Officer, and when so acting, shall have the powers of and subject to all the restrictions upon the Chief Executive Officer. The President shall perform such other duties and have such other powers as may from time to time be prescribed for such person by the Board, the Chairman of the Board, the Chief Executive Officer or these By-laws. Without limiting the generality of the foregoing, the President may enter into and execute in the name of the Corporation contracts and other obligations pertaining to the regular course of his or her duties.
5.10    The President of Business Units and the Vice President. The President (or in the event there be more than one President, the Presidents) of one or more business units and the Vice President (or in the event there be more than one Vice President, the Vice Presidents), in the order designated by the Board, shall, in the event there be no President or in the absence of the President or in the event of his or her disability or refusal to act, perform the duties of the President, and when so acting, shall have the powers of and be subject to all the restrictions upon the President. Each of the President(s) of one or more business units and the Vice President(s) shall perform such other duties and have such other powers as may from time to time be prescribed for each of them by the Board, the Chairman of the Board, the Chief Executive Officer, the President or these By-laws, and, in the case of the Vice President(s) only, such other powers as may from time to time also be prescribed by the Chief Financial Officer, the Chief Operating Officer or the President(s) of one or more business units. Without limiting the generality of the foregoing, each of the President(s) of one or more business units and the Vice President(s) may enter into and execute in the name of the Corporation contracts and other obligations pertaining to the regular course of his or her respective duties.
5.11    The Secretary. The Secretary shall attend all meetings of the Board and the stockholders and record all votes and the proceedings of the meetings in a book to be kept for that purpose, and shall perform like duties for the standing committees, when required. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and special meetings of the Board, and shall perform such other duties as may from time to time be prescribed by the Board, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer or these By-laws. The Secretary shall have custody of the seal of the Corporation, and the Secretary, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and, when so affixed, the seal may be attested by his or her signature or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing thereof by his or her signature. The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Corporation’s transfer agent or registrar, as determined by resolution of the Board, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation. Without limiting the generality of the foregoing, the Secretary may enter into and execute in the name of the Corporation contracts and other obligations pertaining to the regular course of his or her duties.
5.12    The Assistant Secretary. Any Assistant Secretary shall, in the absence of the Secretary, or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer or these By-laws. Without limiting the generality of the foregoing, an Assistant Secretary may enter into and execute in the name of the Corporation contracts and other obligations pertaining to the regular course of his or her duties.
5.13    The Chief Financial Officer. The Chief Financial Officer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in depositories consistent with policies established by the Board. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board, at its regular meetings, or when the Board so requires, an account of all his or her transactions as Chief Financial Officer and of the financial condition of the Corporation. The Chief Financial Officer shall perform such other duties and have such other powers as may from time to time be prescribed by the Board, the Chairman of the Board, the Chief Executive Officer, the President or these By-laws. Without limiting the generality of the foregoing, the Chief Financial Officer may enter into and execute in the name of the Corporation contracts and other obligations pertaining to the regular course of his or her duties.
5.14    The Treasurer. The Treasurer shall, in the absence of the Chief Financial Officer, or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Chief Financial Officer and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer or these By-laws. Without limiting the generality of the foregoing, the Treasurer may enter into and execute in the name of the Corporation contracts and other obligations pertaining to the regular course of his or her duties.
5.15    The Assistant Treasurer. Any Assistant Treasurer shall, in the absence of the Treasurer, or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer or these By-laws. Without limiting the generality of the foregoing, the Assistant Treasurer may enter into and execute in the name of the Corporation contracts and other obligations pertaining to the regular course of his or her duties.
5.16    The Chief Operating Officer. The Chief Operating Officer, subject to the direction of the Chief Executive Officer or the President and the control of the Board, shall have general supervision, direction, and control of the operations of the Corporation. The Chief Operating Officer shall perform such other duties and have such other powers as may from time to time be prescribed by the Board, the Chairman of the Board, the Chief Executive Officer, the President or these By-laws. Without limiting the generality of the foregoing, the Chief Operating Officer may enter into and execute in the name of the Corporation contracts and other obligations pertaining to the regular course of his or her duties.
5.17    Representation of Shares of Other Corporations. The Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer or Assistant Treasurer, or the Secretary or Assistant Secretary of this Corporation, or any other person authorized by the Board, Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, or the Treasurer, is authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.
ARTICLE VI

INDEMNIFICATION OF DIRECTORS, OFFICERS,
EMPLOYEES AND OTHER AGENTS
6.1    Indemnification of Directors and Officers. The Corporation shall, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware, indemnify each of its directors and officers against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise, arising by reason of the fact that such person is or was an agent of the Corporation. For purposes of this Section 6.1, a “director” or “officer” of the Corporation includes any person (a) who is or was a director or officer of the Corporation, (b) who is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (c) who was a director or officer of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.
6.2    Indemnification of Others. The Corporation shall have the power, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware, to indemnify each of its employees and agents (other than directors and officers) against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Corporation. For purposes of this Section 6.2, an “employee” or “agent” of the Corporation (other than a director or officer) includes any person (a) who is or was an employee or agent of the Corporation, (b) who is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, or (c) who was an employee or agent of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.
6.3    Payment Of Expenses In Advance. Expenses incurred in defending any action or proceeding for which indemnification is required pursuant to Section 6.1 hereof, or for which indemnification is permitted pursuant to Section 6.2 hereof, following authorization thereof by the Board, shall be paid by the Corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount, if it shall ultimately be determined that the indemnified party is not entitled to be indemnified as authorized in this Article 6.
6.4    Indemnity Not Exclusive. The indemnification provided by this Article 6 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent that such additional rights to indemnification are authorized in the Restated Certificate of Incorporation.
6.5    Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the General Corporation Law of Delaware.
6.6    Conflicts. No indemnification or advance shall be made under this Article 6, except where such indemnification or advance is mandated by law or the order, judgment or decree of any court of competent jurisdiction, in any circumstance where it appears:
(a)    That it would be inconsistent with a provision of the Restated Certificate of Incorporation, these By-laws, a resolution of the stockholders or an agreement in effect at the time of the accrual of the alleged cause of the action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or
(b)    That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.
6.7    Amendment. The duties of the Corporation to indemnify and to advance expenses to any Person as provided in the Restated Certificate of Incorporation or these By-laws shall be in the nature of a contract between the Corporation and each such Person, and neither any amendment nor repeal of the Restated Certificate of Incorporation or these By-laws, nor the adoption of any provision of these By-laws inconsistent with this Article VI, shall eliminate or reduce the effect of this Article VI in respect of any matter occurring, or action or proceeding accruing or arising or that, but for this Article VI, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.
ARTICLE VII

STOCK CERTIFICATES
7.1    Certificates for Shares. The shares of the Corporation shall be represented by certificates or shall be uncertificated. Certificates shall be signed by, or be in the name of the Corporation by, the Chairman of the Board, the Chief Executive Officer or the President or a Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation.
Within a reasonable time after the issuance or transfer of uncertified stock, the Corporation shall send to the registered owner thereof a written notice containing the information required by the General Corporation Law of the State of Delaware or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof, and the qualifications, limitations or restrictions of such preferences and/or rights.
7.2    Signatures on Certificates. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.
7.3    Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate of shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, to cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be canceled, and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto, and the transaction shall be recorded upon the books of the Corporation.
7.4    Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a percent registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.
7.5    Lost, Stolen or Destroyed Certificates. The Board may direct that a new certificate or certificates be issued to replace any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing the issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require, and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.
ARTICLE VIII

NOTICES
8.1    Notice. Whenever, under the provisions of the statutes or of the Restated Certificate of Incorporation or of these By-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his or her address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram, telephone or electronic transmission.
8.2    Waiver. Whenever any notice is required to be given under the provisions of the statutes or of the Restated Certificate of Incorporation or of these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.
ARTICLE IX

GENERAL PROVISIONS
9.1    Dividends. Dividends upon the capital stock of the Corporation, subject to any restrictions contained in the General Corporation Laws of Delaware or the provisions of the Restated Certificate of Incorporation, if any, may be declared by the Board at any regular or special meeting. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the Restated Certificate of Incorporation.
9.2    Dividend Reserve. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends, such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.
9.3    Checks. All checks or demands for money and notes of the Corporation shall be signed by the Chief Executive Officer, the Chief Financial Officer, the Treasurer, or such other officer or officers or such other person or persons as the Board may from time to time designate.
9.4    Corporate Seal. The Board may provide a suitable seal, containing the name of the Corporation, which seal shall be in charge of the Secretary. Duplicates of the seal may be kept and used by the Treasurer, an Assistant Treasurer, or an Assistant Secretary.
9.5    Execution of Corporate Contracts and Instruments. The Board, except as otherwise provided in these By-laws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement, or to pledge its credit or to render it liable for any purpose or for any amount.
9.6    Books and Records. The Corporation shall keep at its principal executive office or, if its principal executive office is not in the State of California, at its principal business office in California the original or a copy of these By-laws as amended to date, which By-laws shall be open to inspection by the stockholders at all reasonable times during office hours. If the principal executive office of the Corporation is outside the State of California and the Corporation has no principal business office in such state, then the secretary shall, upon the written request of any stockholder, furnish to that stockholder a copy of these By-laws as amended to date.
ARTICLE X

AMENDMENTS
In addition to the right of the stockholders of the Corporation to make, alter, amend, change, add to or repeal the By-laws of the Corporation, the Board is expressly authorized to adopt, amend or repeal the By-laws of the Corporation by vote of at least a majority of the members of the Board; provided, however, that prior to the termination of the Affiliation Agreement, so long as Terra, together with the Terra Controlled Corporations (as defined in the Affiliation Agreement) collectively owns (or is deemed pursuant to Section 3.1(f) of the Affiliation Agreement to own) at least thirty percent (30%) of the Total Current Voting Power (as defined in the Affiliation Agreement) of the Corporation, the By-laws may not be amended without first having obtained Disinterested Board Approval (as defined in the Affiliation Agreement); provided, further, that prior to the termination of the Affiliation Agreement and during the Terra Stockholder Approval Period (as defined in the Affiliation Agreement), the By-laws may not be amended without first having obtained Terra Stockholder Approval (as defined in the Affiliation Agreement).

CERTIFICATE OF SECRETARY

I, the undersigned, hereby certify:

1.
That I am the duly elected, acting and qualified Secretary of SunPower Corporation, a Delaware corporation (the “Corporation”) and, in such capacity, I am the custodian of the corporate records of the Corporation; and

2.
That the foregoing Bylaws, comprising 20 pages (excluding this Certificate), constitute the Bylaws of the Corporation as duly adopted by resolution of the Board of Directors at a meeting duly called, convened and held on October 26, 2017, effective as of the date of consent by Total (as defined herein), which was obtained in writing on November 3, 2017, pursuant to the provisions of the Corporation’s existing Bylaws and the requirements of the Affiliation Agreement (as defined herein), and that such Bylaws restate, integrate, and amend the provisions of the Bylaws of the Corporation as theretofore in effect; and

3.	That, as of the date hereof, the foregoing Bylaws are in effect and have not been revoked, amended, nor rescinded.

IN WITNESS WHEREOF, I have hereunto subscribed my name as of this 3rd day of November, 2017.

/s/ Kenneth Mahaffey
Kenneth Mahaffey
Corporate Secretary of
SunPower Corporation

SUNPOWER CORPORATION
BY-LAWS